Exhibit 99.3
AG PARTNER INVESTMENTS, L.P.’S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AG Partner Investments, L.P.

i

AG Partner Investments, L.P.
Consolidated Statements of Financial Condition (unaudited)
(dollars in thousands)

	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$429,764	$600,460
Restricted cash	10,318	6,960
Investments ($83,094 and $82,525 pledged as collateral under repurchase agreement as of June 30, 2023 and December 31, 2022, respectively; net of allowance for credit losses of $1,861 and $0 as of June 30, 2023 and December 31, 2022, respectively)	1,126,606	1,081,500
Due from affiliates	116,202	158,175
Other assets	156,402	154,745
Assets of Consolidated Investment Funds:
Cash and cash equivalents	—	40,456
Investments	—	1,316,531
Other assets	—	42,970
Total Assets	$1,839,292	$3,401,797

Liabilities and Partners’ Capital
Accrued performance allocation compensation	$486,679	$478,559
Accrued cash and equity-based compensation and benefits	158,175	271,662
Other liabilities	114,398	106,268
Repurchase agreements	82,374	80,807
Accounts payable and accrued expenses	53,168	46,646
Due to affiliates	9,287	40,815
Credit facility	25,000	25,000
Liabilities of Consolidated Investment Funds:
CLO notes payable	—	1,310,701
Accrued expenses	—	10,121
Other liabilities	—	45,502
Total Liabilities	929,081	2,416,081

Commitment and contingencies (Note 11)

Partners’ capital	903,954	951,175
Non-controlling interests	6,257	34,541
Total Partners’ Capital	910,211	985,716
Total Liabilities and Partners’ Capital	$1,839,292	$3,401,797

See accompanying notes to Consolidated Financial Statements

AG Partner Investments, L.P.
Consolidated Statements of Comprehensive Income (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2023	2022
Revenues:
Fees and other	$285,362	$242,893
Capital allocation-based income	110,606	93,756
Total revenues	395,968	336,649

Expenses:
Compensation and benefits:
Cash-based compensation, benefits and other	220,513	185,677
Equity-based compensation	4,755	4,076
Performance allocation compensation	40,062	53,405
Total compensation and benefits	265,330	243,158
General, administrative and other	103,178	80,404
Depreciation and amortization	4,933	5,553
Interest expense	3,294	1,195
Expenses of Consolidated Investment Funds:
Interest expense	50,450	21,129
General, administrative and other	956	1,042
Total expenses	428,141	352,481

Investment income (loss):
Net gain (loss) from investment activities and other	206	(2,781)
Interest, dividends and other	9,975	3,019
Investment income of Consolidated Investment Funds:
Net gain (loss) from investment activities and other	(12,148)	(12,700)
Interest, dividends and other	64,855	33,685
Total investment income (loss)	62,888	21,223
Net Income (loss) before income taxes	30,715	5,391
Income tax expense	(2,814)	(660)
Net income (loss)	27,901	4,731

Other comprehensive income (loss), net:
Foreign currency translation adjustments, net including non-controlling interests	348	(206)

Comprehensive income (loss) including non-controlling interests	28,249	4,525

Comprehensive income (loss) by Partner:
Comprehensive income (loss) to Partners	28,938	8,120
Comprehensive income (loss) allocable to non-controlling interests	(689)	(3,595)
Comprehensive income (loss)	$28,249	$4,525

See accompanying notes to Consolidated Financial Statements

AG Partner Investments, L.P.
Consolidated Statements of Changes in Partners’ Capital (unaudited)
(dollars in thousands)

	Partners’ capital	Non-controlling interests	Total Partners’ capital
Balance as of January 1, 2022	$1,094,426	$45,145	$1,139,571
Net income (loss)	8,326	(3,595)	4,731
Capital contributions	52,253	150	52,403
Capital distributions	(166,918)	(5,977)	(172,895)
Other capital adjustments	1,697	23	1,720
Changes in partner equity loans	3,588	—	3,588
Other comprehensive income (loss), net	(206)	—	(206)
Balance as of June 30, 2022	$993,166	$35,746	$1,028,912

	Partners’ capital	Non-controlling interests	Total Partners’ capital
Balance as of January 1, 2023	$951,175	$34,541	$985,716
Net income (loss)	28,590	(689)	27,901
Capital contributions	26,811	296	27,107
Capital distributions	(103,739)	(5,594)	(109,333)
Other capital adjustments	(270)	(1)	(271)
Changes in partner equity loans	1,039	—	1,039
Other comprehensive income (loss), net	348	—	348
Deconsolidation of Investment Funds (Note 2)	—	(22,296)	(22,296)
Balance as of June 30, 2023	$903,954	$6,257	$910,211
See accompanying notes to Consolidated Financial Statements

AG Partner Investments, L.P.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$27,901	$4,731
Adjustments to reconcile net income (loss) to net cash from operating activities:
Equity-based compensation	4,755	4,076
Performance allocation compensation	40,062	53,405
Net (gain) loss from investment activities and other	(206)	2,781
Capital allocation-based income	(110,606)	(93,756)
Depreciation and amortization	4,933	5,553
Other non-cash activities	(10,547)	(16,309)
Net (gain) loss from investment activities of Consolidated Investment Funds	12,148	12,700
Changes in operating assets and liabilities:
Due from affiliates	37,834	(7,014)
Proceeds from Investment Funds	63,762	255,582
Other assets	5,677	3,070
Accounts payable and accrued expenses	6,514	24,145
Accrued cash and equity-based compensation and benefits	(118,242)	(168,081)
Accrued performance allocation compensation	(31,942)	(56,712)
Due to affiliates	(31,712)	—
Other liabilities	(7,958)	(8,348)
Changes related to Consolidated Investment Funds:		—
Purchases of investments	(240,347)	(349,135)
Proceeds from investments	283,208	321,358
Other assets	11,140	5,258
Accrued expenses	1,144	1,609
Other liabilities	6,956	(16,092)
Total adjustments	(73,427)	(25,910)
Net cash provided by (used in) operating activities	(45,526)	(21,179)

Cash flows from investing activities:
Contributions to Investment Funds	(6,368)	(7,396)
Distributions from Investment Funds	18,253	25,318
Purchases of investments	(181)	(674)
Proceeds from investments	2,732	3,186
Purchases of fixed assets	(4,001)	(399)
Net cash outflow from deconsolidation of Investment Funds (Note 2)	(97,962)	—
Net cash provided by (used in) investing activities	$(87,527)	$20,035

See accompanying notes to Consolidated Financial Statements

	Six Months Ended June 30,
	2023	2022
Cash flows from financing activities:
Capital contributions	$—	$2,626
Capital contributions from non-controlling interests	—	43
Capital distributions	(65,157)	(109,201)
Capital distributions to non-controlling interests	—	(1,009)
Proceeds from repurchase agreements	—	28
Partner equity loan proceeds	1,222	—
Changes related to Consolidated Investment Funds:
Paydowns of CLO notes payable	(6,570)	—
Capital distributions to non-controlling interests	(5,480)	(4,958)
Net cash provided by (used in) financing activities	$(75,985)	$(112,471)

Effect of exchange rate changes on cash and cash equivalents	$1,244	$360

Net increase (decrease) in cash, cash equivalents, restricted cash and cash held by Consolidated Investment Funds	$(207,794)	$(113,255)
Cash, cash equivalents, restricted cash and cash held by Consolidated Investment Funds, beginning of period	647,876	580,537
Cash, cash equivalents, restricted cash and cash held by Consolidated Investment Funds, end of period	$440,082	$467,282

Supplemental non-cash flow disclosures:
Capital contributions in-kind	$26,811	$52,234
Capital contributions in-kind from non-controlling interests	296	107
Capital distributions in-kind	(38,582)	(57,718)
Capital distributions in-kind to non-controlling Interests	(114)	(9)
Other capital adjustments	(271)	1,717
Partner equity loan issuances	(256)	(5,294)
Partner equity loan proceeds	73	8,882
Supplemental cash flow disclosures:
Cash paid for interest	34,040	627
Cash paid for taxes	4,203	999

Reconciliation of cash, cash equivalents, restricted cash and cash held by Consolidated Investment Funds, end of period:
Cash and cash equivalents	$429,764	$403,258
Cash held by Consolidated Investment Funds	—	52,705
Restricted cash	10,318	11,319
Cash, cash equivalents, restricted cash and cash held by Consolidated Investment Funds, end of period	$440,082	$467,282
See accompanying notes to Consolidated Financial Statements

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)

1.Organization
AG Partner Investments, L.P. (“AGPI”) is the majority owner of Angelo, Gordon & Co., L.P. (“AG & Co.”), an investment manager specializing in alternative investments. AG & Co., a Delaware limited partnership, was organized in 1988 and is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser. AGPI, previously named AG Funds GP, L.P. (“GPLP”) was organized on November 3, 2003 and is owned by founder affiliated and senior employee partners. AG & Co. has subsidiaries located in the United States, Europe, and Asia. Certain of AG & Co.’s international subsidiaries are regulated by international regulatory agencies located in the United Kingdom, Japan, Korea, and Hong Kong. At June 30, 2023 and December 31, 2022, AG & Co. was owned 99% by AGPI and 1% by a founder affiliate partner.
AGPI owns 100% of the ownership interests of AG Funds, L.P. (“AG Funds”), a separate Delaware limited partnership which was organized in 2004. AG Funds owns primarily: (i) indirect general partner interests in both closed-end AG & Co. managed investment funds and investment funds for which performance fees crystalize on a less frequent basis than every two years (collectively, the “Investment Funds"), (ii) an indirect interest in the limited partner interests in closed-end AG managed Investment Funds held by AG Capital Funding LLC and its affiliates, which are wholly owned subsidiaries of AG Funds, and (iii) cash and certain other longer dated net assets (in aggregate referred to as “CarryCo Assets” herein). While not organized as separate legal series of AG Funds, the CarryCo Assets are pooled and tracked specifically by vintage year to which they were generated. AG & Co. owns primarily (i) indirect general partner interests in both open-end AG & Co. managed Investment Funds and Investment Funds for which performance fees crystalize on a frequency basis of no longer than every two years and (ii) working capital and all other net assets of AG & Co. which are not CarryCo Assets (in aggregate referred to as “Opco Assets” herein).
At June 30, 2023 and December 31, 2022, AGPI, referred to as the “Partnership” herein, was managed by its general partner, AG GP LLC, and is owned by limited partners consisting of senior employees of AG & Co. and its affiliates and founder affiliated limited partners. Limited partner ownership interests in AGPI are organized and issued specific to AGPI’s underlying interests in CarryCo Assets by vintage year and the Opco Assets.
AG & Co. manages investment vehicles focusing on various strategies categorized into four broad asset classes: credit, real estate, private equity, and multi-strategy. Investment Funds include both separate managed accounts and commingled funds. AG & Co.’s customers include public and corporate pensions, financial institutions, high net-worth individuals, and others.
On May 14, 2023, TPG Inc., a global alternative asset management firm, and the Partnership entered into a definitive agreement under which TPG Inc. will acquire 100% of the capital interests of the Partnership for sale consideration in the aggregate amount of $3.0 billion dollars, paid in the form of cash and TPG units, subject to certain closing adjustments, holdbacks and contingent earnouts. The acquisition transaction, which is expected to close in late 2023, is contingent on successful satisfaction of certain pre-closing conditions. Certain contingent costs associated with the close of this transaction have not been recorded in these consolidated financial statements as they cannot be reasonably estimated.
2.Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the results of AGPI and the consolidated accounts of AG & Co., AG Funds and all subsidiaries for which the Partnership has a controlling interest. The consolidated financial statements include the Partnership’s wholly owned or majority owned subsidiaries, including certain carry plan partnerships, consolidated investment fund entities that are considered either variable interest entities (“VIE” or “VIEs”) for which the Partnership is considered the primary beneficiary as well as fund entities that meet the definition of a voting interest entity (“VOE” or “VOEs”) for which the Partnership holds a controlling financial interest as defined by GAAP (“Consolidated Investment Funds”) and any other subsidiary entities that meet the definition of a voting interest entity for which the Partnership holds a controlling financial interest as defined by GAAP.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Consequently, the Partnership’s consolidated statements of financial condition reflect the assets and liabilities of the consolidated entities on a gross basis. Consolidated Investment Funds include certain collateralized loan obligation entities sponsored by the Partnership (“CLO Funds”) and a majority-owned affiliate (“MOA”). CLO Funds invest in leveraged loans and asset-backed securities and AG & Co., or a subsidiary thereof, serves as the collateral manager of the CLO Funds. The majority ownership interests in the CLO Funds and MOA are reflected as non-controlling interests in the accompanying consolidated statements of financial condition. The management fees and investment income earned from the Consolidated Investment Funds are eliminated in consolidation; however, the Partnership’s allocated share of the net income (loss) from these funds is increased (decreased) by the amount of these eliminated fees. Accordingly, the consolidation of these subsidiaries has no overall effect on the Partnership’s net assets. As further disclosed herein, the Partnership deconsolidated the Consolidated Investment Funds as of June 30, 2023.
These interim consolidated financial statements are unaudited and have been prepared on a basis consistent with that used to prepare the audited consolidated financial statements. The operating results presented for interim periods are not necessarily indicative of the results expected for the full year ending December 31, 2023. In the opinion of the Partnership, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2023, and its results of operations for the six months ended June 30, 2023 and 2022, and cash flows for the six months ended June 30, 2023 and 2022. The consolidated balance sheet at December 31, 2022, was derived from audited annual consolidated financial statements but does not contain all of the footnote disclosures from the annual consolidated financial statements.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate in these consolidated financial statements relates to the fair value of the investments held by the Partnership and the Consolidated Investment Funds.
Principles of Consolidation
Pursuant to the authoritative guidance on consolidation under GAAP, the Partnership performs an analysis using both the VIE and VOE consolidation models in order to determine whether certain types of legal entities should be consolidated. The Partnership first evaluates whether it holds a variable interest in an entity. If the Partnership does hold a variable interest, it must determine (i) whether the entity is a VIE and (ii) if the entity is a VIE, whether the Partnership is the VIE’s primary beneficiary.
VIEs are defined under GAAP as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The entity that consolidates a VIE is known as its primary beneficiary and is generally the entity which (i) has the power to direct the activities that most significantly impact the VIE’s economic performance, and (ii) has the right to receive the benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.
The Partnership determines whether it is the primary beneficiary of a VIE by performing an analysis that principally considers: which variable interest holder has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance; which variable interest holder has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE; the VIE’s purpose and design, including the risks the VIE was designed to create and pass through its variable interest holders; the VIE’s capital structure; the terms between the VIE and its variable interest holders and other parties involved with the VIE; and related-party relationships. The Partnership determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion periodically.
Entities that do not qualify as VIEs are generally assessed for consolidation as VOEs under the voting interest model. Under the voting interest, the Partnership consolidates those entities it controls through a majority voting interest.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
The Partnership does not consolidate VOEs in which the limited partners have substantive participating or kick-out rights. The Partnership consolidates those entities in which it has a controlling financial interest as defined by GAAP.
The Partnership’s Consolidated Investment Funds are not subject to these consolidation provisions with respect to their majority-owned and controlled investments. Consolidated Investment Funds reflect their investments on the consolidated statements of financial condition at their estimated fair value, with unrealized appreciations/depreciation resulting from changes in fair value reflected as a component of income, except as noted herein with respect to the consolidated CLO Funds.
In the MOA and certain CLO Funds, the Partnership, through its capital interest and residual interest, respectively, has variable interests that represent an obligation to absorb losses of, or right to receive benefit from, the MOA and CLO Funds that could potentially be significant to the entities. Therefore, the Partnership consolidates both the MOA and the respective CLO Funds as of December 31, 2022.
Deconsolidation of Consolidated Investment Funds
On June 23, 2023, MOA sold certain of its interests in the CLO Funds. In connection with and from the proceeds of the sale, MOA redeemed a portion of the Partnership’s limited partner interest held with respect to MOA. As a result of this sale and effective on June 30. 2023, the Partnership no longer held an economic interest in MOA or indirectly the consolidated CLO Funds that would be significant to these VIE entities. Accordingly, the Partnership deconsolidated the entities which resulted in the Partnership derecognizing the related assets and liabilities of MOA and the CLO Funds which comprised the Consolidated Investment Funds at December 31, 2022. The assets and liabilities of such entities, which were subsequently deconsolidated by the Partnership, were $1,431,877 and $1,408,972, respectively, as of June 30, 2023 and $1,399,957 and 1,366,324, respectively, as of December 31, 2022.
For purposes of consolidation, all material intercompany balances and transactions have been eliminated.
Non-controlling Interests
Non-controlling interests primarily represent the ownership interests in Consolidated Investment Funds held by limited partners or their equivalents as of December 31, 2022 only, as well as certain third-party interests in consolidated subsidiaries of the Partnership including the founder affiliate investor of AG & Co, as of June 30, 2023 and December 31, 2022. The aggregate of the income or loss and corresponding equity that is not owned by the Partnership is included in non-controlling interests in the consolidated financial statements. Allocation of income to non-controlling interest holders is based on the respective entities’ governing documents.
Revenue Recognition
Revenue is recognized in accordance with the Financial Accounting Standards Board (the “FASB”) Topic 606 Revenue From Contracts With Customers (“ASC 606”), in a manner that depicts the transfer of promised goods or services to customers and for an amount that reflects the consideration which is expected to be entitled in exchange for those goods or services. Management is required to identify the contracts with customers, identify the performance obligations in a contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract and recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, variable consideration is included only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. The guidance requires an assessment of the principal versus agent in the arrangement based on the notion of control, which affects recognition of revenue on a gross or net basis.
Fees and Other
For the six months ended June 30, 2023 and 2022, Fees and other are comprised primarily of management fees, incentive fee income, and expense reimbursements as further discussed herein.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Management Fees
Management fees generally range from 0.37% to 2.00% of total commitments, funded commitments, cost of investments or Net Asset Value (“NAV”) based on terms specific to contractual agreements of each Investment Fund. Management fees are earned for investment advisory services provided to Investment Funds based on contractual agreements and represent performance obligations that AG & Co. satisfies over time. Management fees are a form of variable consideration for such services because the fees entitled to AG & Co. may vary based on fluctuations in the basis for the fees. Management fees are recognized over the period in which such services are performed. Employees and other affiliates of the Partnership who invest in Investment Funds may not be charged a management fee. Additionally, management fees are presented gross of placement contract related fees.
Incentive Fee Income
The Partnership provides investment management services to certain Investment Funds and separate managed accounts in exchange for a management fee and, in some cases, an incentive fee when the Partnership is not entitled to performance allocations. The Partnership determined such fees together with the management fees earned from such contracts to represent the same performance obligation and are within the scope of the amended revenue guidance. Incentive fees are considered variable consideration because the fees entitled by AG & Co. may vary based on fluctuations in the basis for the fees, typically a percentage of annual investment fund or management account profits, and may also be subject to reversal, and therefore the recognition of such fees is deferred until the end of the measurement period when the performance-based incentive fees become fixed and determinable. After the contract is established, there are no significant judgments made when determining the transaction price. The Partnership defers recognition of incentive fees until any uncertainties in recognition of the variable consideration has passed. Incentive fee income and incentive allocation investment income are jointly referred to as “incentive income” herein.
Expense Reimbursements
In providing investment management and advisory services to the Investment Funds, the Partnership routinely contracts for services from third parties. In situations where the Partnership is viewed as having incurred these third-party costs on behalf of the Investment Fund and/or investments of Investment Funds, the cost of such services is presented net as a reduction of the Partnership’s revenues. In all other situations, when the Partnership is viewed as the principal to the contract, the expenses and related reimbursements associated with the services are presented on a gross basis, which are classified as part of the Partnership’s expenses, and reimbursements of such costs are classified as fees and other within revenues in the consolidated financial statements. After the contract is established, there are no significant judgments made when determining the transaction price. Expense reimbursements include reimbursement of certain compensation and benefits; general, administrative, and other; income tax expense and depreciation and amortization expenses included in the consolidated statements of comprehensive income.
Placement Contracts
The Partnership enters into placement contracts with certain third parties from time to time on behalf of the Investment Funds. Under certain arrangements, placement agents are due a portion of the management fees or incentive income revenues earned from Investments Funds. Under certain other arrangements, placement agents earn a fixed fee based on investor commitments sourced. The Partnership is the principal for these fee sharing arrangements related to management fee and incentive income revenues earned from Investment Funds.
The Partnership determines whether the Investment Fund itself or the investors in the Investment Fund are its customer. If the investors to the Investment Funds are concluded to be its customer, then any placement contract fees relating to such investors will be capitalized and amortized over the life of the contract, which is generally the term of the Investment Fund. If the investors of Investment Fund are not its customer, then the entire cost is expensed as incurred. Such fees are presented as a component of general, administrative, and other on the consolidated statements of comprehensive income, and have been expensed in the amount of $7,360 and $9,284 for the six months ended June 30, 2023 and 2022, respectively.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Capital Allocation-Based Income
For the six months ended June 30, 2023 and 2022, capital allocation-based income is comprised of incentive allocation investment income and GP investment income as further discussed herein.
Incentive Allocation Investment Income
The Partnership accounts for incentive fee arrangements structured as an allocation of capital under guidance applicable to equity method investments, and therefore these arrangements are not within the scope of ASC 606. These amounts are included in capital allocation-based income on the consolidated statements of comprehensive income.
Open-End Funds and Close-End Funds
Open-end funds can issue and redeem interests to investors on an on-going basis at the then-current net asset values subject to the fund’s policies as specified in governing documents. The Partnership generally receives incentive fee income from its open-end funds typically based on a percentage of annual fund profits subject to prior year loss carry-forwards. In calculating incentive income from certain open-end funds, such profits are also reduced by minimum return hurdles. Incentive income is generally paid in the first quarter following the performance year and is generally not subject to repayment by the Partnership. For certain Investment Funds, incentive income may be paid during the calendar year if there are investor capital redemptions. Incentive fee allocations attributed to certain non-liquid investments (“side pocket investments”) owned by open-end funds are paid when the associated side pocket investments are realized.
The Partnership’s closed-end funds are typically structured as limited partnerships that generally have an 8-10 year term and have a specified period during which clients can subscribe for limited partnership interests in the fund. Once a client is admitted as a limited partner, that client is required to contribute capital when called by the general partner, and generally cannot withdraw its investment. The Partnership earns and is allocated incentive income from its closed-end funds which is generally equal to a percentage of the funds’ profits. The Partnership generally receives incentive income distributions after the capital and preferred return are paid back to investors. Incentive allocation investment income distributions are made initially under “catch-up” provisions which provide for accelerated distribution of incentive to the general partner. Incentive income received from closed-end funds is generally not subject to repayment by the Partnership. Employees and other affiliates of the Partnership who invest in Investment Funds may not be charged incentive or may receive a discounted incentive rate.
The Partnership recognizes incentive income allocations based on the amount allocated to the Partnership representing amounts that would be due if all fund investments and other assets were sold and all liabilities extinguished at reported values at the reporting date, otherwise known as the hypothetical liquidation at book value method. At each reporting date the Partnership calculates inception-to-date allocated incentive income and compares it to inception-to-date incentive income recorded as at the previous reporting date. The difference in inception-to-date incentive income as at two different reporting dates is reflected as capital allocation-based income in the consolidated statements of comprehensive income. As the fair value of fund investments varies between reporting periods, incentive allocated investment income is adjusted to reflect positive or negative performance.
If all existing investments of closed-end or similarly structured funds and side pocket investments of open-end funds became worthless on June 30, 2023 and December 31, 2022 the amount of accrued incentive income, net of related performance allocation compensation, which would be reversed, is $333,483 and $288,609, respectively.
GP Investment Income
GP investment income represents investment income earned by the Partnership on its various general partner and limited partner interests in the Investment Funds. The carrying value of equity method investments in investments where the Partnership exerts significant influence is generally determined based on the amounts invested, adjusted for the equity in earnings or losses of the investee allocated based on the Partnership’s ownership percentage, less distributions and any impairment. GP Investment income is included in capital allocation-based income on the consolidated statements of comprehensive income.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Compensation and Benefits
Compensation and benefits consists primarily of (a) salary, bonus, and other benefits paid or payable to employees under employee compensation arrangements; (b) deferred compensation arrangements; (c) equity-based compensation associated with awards granted to certain employees; (d) performance allocation compensation.
Cash-based Compensation
Cash-based compensation consists primarily of salary, bonus, and other benefits paid or payable to employees under employee compensation arrangements.
Deferred Bonus Program
The Partnership has various compensation programs of which a portion of an employee’s annual bonus may be deferred over a period of time. The deferred bonus will generally vest to employees over a requisite service period, and as a result, employees could forfeit the unvested portion of the bonus if the service requirements are not met. The Partnership recognizes compensation expense over the requisite service period of each bonus program as a component of cash-based compensation and has included the related liability as a component of accrued compensation and benefits on the consolidated financial statements.
Equity-based Compensation
The Partnership granted specific employees equity interests in AGPI. The value of these equity awards is based on the actual value stated in each contract. AG & Co. recognizes compensation expense over the requisite service period for the entire award and the amount of compensation expense that is recognized is at least equal to the grant-date value of the vested portion of the award. Certain equity-based compensation arrangements include both a service and a performance obligation. In such cases, the Partnership measures compensation expense when the performance condition is probable, following the recognition method previously stated.
Under various arrangements, the Partnership granted specific employees an entitlement to the value and earnings of a corresponding equity interest in AGPI which will be settled in cash rather than partnership interests. As a liability classified equity compensation award, the Partnership recognizes the fair value of the award as compensation expense initially at the grant date and continues to recognize changes in compensation expense due to changes in fair market value of the award at each reporting period, considering the requisite service period and performance conditions to the extent they apply. In such cases, the Partnership measures compensation expense when the performance condition is probable, following the recognition method previously stated.
The Partnership recognizes equity-based compensation expense related to its equity-based compensation arrangements as equity-based compensation in the consolidated statements of comprehensive income and includes any related liability as a component of accrued compensation and benefits on the consolidated statements of financial condition.
The Partnership’s policy is to recognize any forfeitures of equity awards in the period when the forfeiture occurs. Any previously recognized compensation expense for forfeited awards are reversed in such period as a net component of equity-based compensation expense in the consolidated financial statements.
Performance Allocation Compensation
In order to align the interests of the employees with those of the Partnership, certain of the Partnership’s employees have been granted profit sharing arrangements. The profit sharing interests entitle applicable employees to share in the incentive income earned from the funds they are involved in, which take the form of (i) contractual profit sharing limited partnership interests in internal carry plan partnerships consolidated by the Partnership (ii) other contractual agreements entitling employees to corresponding economics of actual profit sharing limited partnership interests in internal carry plan partnerships and (iii) other incentive profit sharing arrangements. When the Partnership records incentive income as either capital allocation-based income or fee revenues, a corresponding profit-sharing compensation expense is accrued. These amounts are generally payable when incentive income is distributed from the respective funds. Reversals of previously accrued incentive income will result in a corresponding reversal of profit-sharing compensation expense. Certain profit-

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
sharing interests have applicable vesting terms and vest in annual increments during the life of the fund. If an employee forfeits unvested profit-sharing interests (e.g., by way of resigning from the Partnership), such forfeited profit-sharing interest is generally allocated to the remaining employees of the particular profit-sharing arrangement and continues to vest. Under certain of these arrangements, employees who forfeit their unvested interest are still entitled to receive their vested profit-sharing interest in the investment fund through its liquidation.
Cash and Cash Equivalents
Cash and cash equivalents include cash in accounts with banks and other financial institutions, highly liquid investments with original maturities of three months or less when acquired, and money market funds. Cash equivalents are recorded at cost plus accrued interest, which approximates fair value. Substantially all amounts are on deposit with major financial institutions, which exposes the Partnership to a certain degree of credit risk. Interest and dividend income earned on cash and cash equivalents is included in interest, dividends and other on the consolidated statements of comprehensive income.
Restricted Cash
Restricted cash balances relate to cash balances held as an interest reserve and accumulated from distributions received from certain of the Partnership’s investments in certain Investment Funds which collateralize the Partnership’s Credit Facility, as defined in Note 12. Such amounts are restricted until expiration of the next quarterly interest payment date at which time, such amounts become free from restriction to the Partnership.
Cash and Cash Equivalents held by Consolidated Investment Funds
Cash and cash equivalents held by Consolidated Investment Funds represent cash and cash equivalents that are held by Consolidated Investment Funds and are not available to fund the general liquidity needs of the Partnership.
Fair Value Measurements
Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement, establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure the investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements). Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value. The three levels of the fair value hierarchy under ASC 820 are as follows:
Level I – Pricing inputs are unadjusted, quoted prices in active markets for identical assets or liabilities as of the measurement date.
Level II – Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means. The types of investments generally included in Level II are restricted securities listed in active markets, corporate bonds, and loans.
Level III – Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in the determination of fair value require significant judgment and estimation.
In certain cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety falls is determined based on the lowest level input that is significant to the investment in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
financial instrument. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.
In certain instances, an investment that is measured and reported at fair value may be transferred into or out of Level I, II, or III of the fair value hierarchy.
In certain cases, debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices, market transactions in comparable investments and various relationships between investments. When a debt is valued based on dealer quotes, the Partnership subjects those quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II or Level III investment. Some of the factors considered include the number and quality of quotes, the standard deviations of the observed quotes and the corroboration of the quotes to independent pricing services.
Level III investments may include common and preferred equity securities, corporate debt, and other privately issued securities. When observable prices are not available for these securities, one or more valuation techniques (e.g., the market approach and/or the income approach) for which sufficient and reliable data is available are used. Within Level III, the use of the market approach generally consists of using comparable market transactions or other data, while the use of the income approach generally utilizes the net present value of estimated future cash flows, adjusted, as appropriate, for liquidity, credit, market, and other risk factors. Due to the inherent uncertainty of these valuations, the fair values reflected in the accompanying consolidated financial statements may differ materially from values that would have been used had a readily available market for the investments existed and may differ materially from the values that may ultimately be realized. The period of time over which the underlying assets of the investments will be liquidated is unknown.
For the consolidated CLO Funds, the Partnership uses the measurement alternative included in the collateralized financing entity guidance (the “Measurement Alternative”). The Partnership has determined that the fair value of the financial assets of the consolidated CLO Funds is more observable than the fair value of the financial liabilities of the consolidated CLO Funds. As a result, the financial assets of the consolidated CLO Funds are being measured at fair value and the financial liabilities are being measured in consolidation as: (i) the sum of the fair value of the financial assets and the carrying value of any non-financial assets that are incidental to the operations of the CLO Funds less (ii) the sum of the fair value of any beneficial interests retained by the Partnership (other than those that represent compensation for services) and the Partnership’s carrying value of any beneficial interests that represent compensation for services. The resulting amount is allocated to the individual financial liabilities (other than the beneficial interests retained by the Partnership).
Investments
The Partnership has investments in Investment Funds through GP investments and accrued incentive allocations as well as investments in other securities, investments held to maturity and investments in other partnerships as further discussed below.
GP Investments
The Partnership makes general partner and/or limited partner investments to certain Investment Funds. The Partnership’s equity investments in Investment Funds (“Equity Method Investments – GP Investments”) are recorded using the equity method of accounting as the Partnership has significant influence over such funds but which do not meet the consolidation requirements. Equity in net income (loss) of Investment Funds, referred to as GP investment income/(loss), represents the Partnership’s pro-rata share of income or loss from these funds and is recorded as a component of capital allocation-based income in the consolidated statements of comprehensive income.
Accrued Incentive Allocations
Incentive allocation investment income is allocated to the Partnership based on the performance of Investment Funds and recognized as a component of Investments as accrued. The Partnership calculates inception-to-date incentive income at the reporting date and the change in accrued incentive income for the reporting period is reflected as a component of capital allocation-based income on the accompanying consolidated statements of comprehensive income as

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
discussed previously in Note 2 herein. Incentive income which was crystalized and/or declared and is due and payable to the Partnership is transferred from investments and reflected as a component of due from affiliates on the accompanying consolidated statements of financial condition until collected. While incentive fee income is calculated and allocated consistent with that of incentive allocation investment income as described herein, recognition of such amounts will be deferred until any uncertainties in recognition of this variable consideration is passed.
Other Securities
AG Funds invests in securities in strategies similar to some of the ones invested in by the Investment Funds. The Partnership has designated such investments as trading securities as defined in GAAP authoritative guidance on accounting for investments. Such securities are measured at fair value in the consolidated statements of financial condition, with realized gains (losses) and change in unrealized appreciation/depreciation included in net gain (loss) from investment activities and other on the consolidated statements of comprehensive income.
Investments Held to Maturity
The Partnership holds investments in the notes issued by CLO Funds that are held to maturity. The Partnership has the intent and ability to hold these investments until maturity. Held to maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity computed under the effective interest method. The effective interest method uses projected cash flows and includes uncertainties and contingencies that are difficult to predict and are subject to future events that may impact estimated interest income prospectively. Certain tranches of the notes were purchased at a discount and are being amortized back to par value until they mature at various dates between 2033 to 2035. If the Partnership failed to keep these investments as held to maturity it would be required to be reclassified as trading securities and would be measured at fair value. There was no allowance for credit losses recognized for the six months ended June 30, 2022.
The Partnership adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments effective January 1, 2023. Under this new accounting standard, the Partnership is required to estimate a lifetime expected credit loss for certain beneficial interests, which include the Partnership’s investments classified as held to maturity. The allowance for credit losses on the held to maturity securities is calculated as the difference between the amortized cost and the present value of the cash flows expected to be collected, discounted at each security’s effective interest rate. These cash flow estimates are developed based on expectations of underlying collateral performance derived using macroeconomic forecast and consider the structural features of the security. The application of different inputs and assumptions into the calculation of the allowance for credit losses is subject to significant management judgment, and emphasizing one input or assumption over another, or considering other inputs or assumptions, could affect the estimate of the allowance for credit losses. Where applicable, impairment is recognized related to investments in the CLO Funds in accordance with U.S. GAAP. The CLO Funds evaluate securities for impairment on a security-by-security basis based on adverse changes in expected cash flows.
Investments in Other Partnerships
The Partnership holds investments in outside partnerships in which it does not have significant influence, nor does it hold for trading purposes. The investments qualify as financial instruments, and the Partnership has elected the fair value option to carry such investments at fair value which is disclosed in Note 4. These investments are measured at fair value in the consolidated statements of financial condition with period realized gains and losses and unrealized gains and losses included in gain (loss) from investment activities and other of the consolidated statements of comprehensive income.
Investment Related Transactions
Investment transactions and the related revenue and expenses are recorded on a trade-date basis. For investments other than investments in Investment Funds and other partnerships, realized gains and losses on investment transactions are determined by first-in, first-out basis. In the case of the Consolidated Investment Funds and other partnerships, realized gains and losses on investment transactions are determined following a specific identification method. Net gain (loss) from investment activities and other of the Consolidated CLO Funds are presented within net gain (loss) from investment activities and other within investment income for Consolidated Investment Funds on the consolidated statements of comprehensive income.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Interest, Dividends and Other
Interest income is recognized on an accrual basis. Interest income on debt is accrued and recognized for those issuers who are currently paying in full or expected to pay in full. For those issuers who are in default or expected to default, interest is not accrued and is only recognized when received. Interest income includes discounts accreted and premiums amortized on certain debt instruments as determined in good faith by the Partnership and calculated using the effective interest method. Paydown gains and losses on fixed income securities are reported in interest income on the consolidated statements of comprehensive income. Interest received in-kind, computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment, and reported as interest income within net gain (loss) from investment activities and other within investment income for the Consolidated Investment Funds on the consolidated statements of comprehensive income.
Dividend income on investments owned is recognized on the ex-dividend date, net of applicable withholding taxes. Other income is included within interest, dividend and other the consolidated statements of comprehensive income.
Due From Affiliates
Receivable from Related Parties
Receivable from related parties consists primarily of expense reimbursements due from Investment Funds and are included within due from affiliates on the consolidated statements of financial condition. The Partnership recognizes receivables for expenses that will be reimbursed by the Investment Funds and investments of Investment Funds at invoiced amounts less a reserve for credit losses. The Partnership evaluates each Investment Fund’s account and establishes a reserve for credit losses when, based on current information and events, it is probable that amounts will not be collected, and such amounts can be reasonably estimated. The allowance is the Partnership’s best estimate of the amount of probable credit losses in its existing accounts receivable. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Management Fees and Incentive Income Receivable
The Partnership recognizes receivables for management fees and incentive income that are earned from Investment Funds at invoiced amounts. Receivables for incentive income includes accrued incentive balances from both incentive fee income and incentive allocation investment income which have been crystalized, declared and due and payable, and are included within due from affiliates on the consolidated statements of financial condition. The Partnership evaluates each Investment Fund’s account and establishes a reserve for credit losses when, based on current information and events, it is probable that amounts will not be collected, and such amounts can be reasonably estimated. On June 30, 2023 and December 31, 2022, the Partnership has determined no reserve for credit losses is required to be recorded. The Partnership’s policy on these receivables is not to charge interest on delinquent payments.
Other Assets
Fixed Assets
Fixed assets consist primarily of furniture, fixtures, equipment, computer hardware and software, and leasehold improvements and are recorded at cost less accumulated depreciation and amortization. Depreciation of furniture, fixtures, equipment and computer hardware and software is recorded over the estimated useful life of the asset, generally three to seven years, using the straight-line method. Leasehold improvements are amortized using the straight-line method, over the shorter of the respective estimated useful life or the lease term. Fixed assets are included within other assets on the consolidated statements of financial condition.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Prepaids and Other Assets
Prepaids and other assets, which are included in other assets on the consolidated statements of financial condition consist primarily of prepaid insurance, certain software implementation costs, deferred tax assets and other prepaid operating expenses and deposits.
The Partnership identified certain implementation and development costs relating to cloud computing arrangements and deferred them in accordance with ASU 2018-15. Deferred costs are expensed on a straight-line basis over the non-cancelable term of the hosting arrangement when the related component of the hosting arrangement is ready for its intended use.
Other Assets of Consolidated Funds
The Partnership records receivables from brokers, which are financial institutions for unsettled bank debt related to term loans, and interest and dividends receivable of which 100% are related to the Consolidated Investment Funds within other assets of Consolidated Investment Funds, within the consolidated statements of financial condition as of December 31, 2022.
Leases
Effective with the adoption of ASC 842, at contract inception, the Partnership determines if an arrangement contains a lease by evaluating whether (i) an identified asset was deployed in a contract explicitly or implicitly and (ii) the Partnership obtains substantially all the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. Additionally, at contract inception the Partnership will evaluate whether the lease is an operating or finance lease. Right-of use (“ROU”) assets represent the Partnership’s right to use an underlying asset for the lease term and operating lease liabilities represent the Partnership’s obligation to make lease payments arising from the lease. Operating lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. To the extent these payments are fixed or determinable, they are included as part of the lease payments used to measure the lease liability. The Partnership’s ROU assets are recognized as the initial measurement of the lease liabilities plus any initial direct costs and any prepaid lease payments less lease incentives received, if any. The lease terms may include options to extend or terminate the lease which are accounted for when it is reasonably certain that the Partnership will exercise that option. As the discount rate implicit to the lease is not readily determinable, the incremental borrowing rates of the Partnership were used for all leases. The incremental borrowing rates are based on the information available including, but not limited to, collateral assumptions, the term of the lease, and the economic environment in which the lease is denominated at the commencement date.
The Partnership elected the package of practical expedients provided under the guidance. The practical expedient package applies to leases commenced prior to the adoption of the new standard and permits companies not to reassess whether existing or expired contracts are or contain a lease, the lease classification, and any initial direct costs for any existing leases. The Partnership has elected to not separate the lease and non-lease components within the contract. Therefore, all fixed payments associated with the lease are included in the ROU asset and the lease liability. These costs often relate to the fixed payments for a proportionate share of real estate taxes, common area maintenance and other operating costs in addition to a base rent. Any variable payments related to the lease are recorded as lease expense when and as incurred. The Partnership has elected this practical expedient for all lease classes. The Partnership did not elect the hindsight practical expedient. The Partnership has elected the short-term lease expedient. A short-term lease is a lease that, as of the commencement date, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. For such leases, the Partnership will not apply the recognition requirements of ASC Topic 842, Leases and instead will recognize the lease payments as lease cost on a straight-line basis over the lease term.
The Partnership’s leases primarily consist of operating leases for real estate, which have remaining terms of 1 to 8 years. Some of those leases include options to extend for additional terms ranging from 1 to 5 years. The Partnership’s other leases, including those for office equipment and storage, are not significant. Additionally, the Partnership’s leases do not contain restrictions or covenants that restrict the Partnership from incurring other financial obligations. The Partnership also does not provide any residual value guarantees for the leases or have any significant leases that have yet to be

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
commenced. From time to time, the Partnership enters into certain sublease agreements that have terms similar to the remaining terms of the master lease agreements between the Partnership and the landlord.
Operating lease ROU assets and lease liabilities are presented in the consolidated statements of financial condition in other assets and other liabilities, respectively. Operating lease expense is recognized on a straight-line basis over the lease term and is recorded within general, administrative, and other expenses in the Partnership’s consolidated statements of comprehensive income (see Note 9 to the consolidated financial statements).
Repurchase Agreements
The Partnership, through its subsidiary, has financed the purchase of certain investments in the debt tranches of certain CLO Funds through repurchase agreements. The Partnership records these investments as an asset and the related borrowings under the repurchase agreements are recorded as a liability on the consolidated statements of financial condition. The amount borrowed is the amount equal to the debt investment outstanding in the CLO. Interest income earned and interest expense incurred on the repurchase obligation are reported on the consolidated statements of comprehensive income. Accrued interest receivable on investments and accrued interest payable on repurchase agreements are included in accounts payable and accrued expenses on the consolidated statements of financial condition.
Securities sold under agreements to repurchase are accounted for as collateralized financing transactions. The Partnership provides securities to counterparties to collateralize amounts borrowed under repurchase agreements on terms that permit the counterparties to repledge or resell the securities to others. Securities transferred to counterparties under repurchase agreements are included within investments in the consolidated statements of financial condition. Cash received under a repurchase agreement is recognized as a liability within securities sold under agreements to repurchase in the consolidated statements of financial condition. Interest expense is recognized on an effective yield basis and is included within interest expense in the consolidated statements of comprehensive income.
Other Liabilities
The Partnership’s other liabilities consist of leases liability and payable to brokers. Refer to Note 7 for further details.
Payable to Brokers
The Partnership records payables due to brokers, which are financial institutions, for unsettled bank debt related to term loans, of which 100% are related to the Consolidated Investment Funds. Payable to brokers are included in other liabilities of Consolidated Investment Funds within the consolidated statements of financial condition.
Due to Affiliates
Due to affiliates is comprised primarily of distributions payable to partners. The General Partner of the Partnership determines the timing and amount of capital distributions at its own discretion. The Partnership records capital distributions when they are fixed and determinable.
Partners’ Capital
Partnership Terms
AGPI maintains a separate capital account for each partner. Participation percentages, with respect to Opco Assets and Carry Co Asset interests, are maintained for each partner and are determined based on their proportionate share of capital at the end of each fiscal period, inclusive of any unvested notional of REI awards (see Note 10). Comprehensive income (loss) for any fiscal period is allocated to partners based on their respective participation percentages as of the beginning of each fiscal period. Certain items of comprehensive income (loss) may be specifically allocable to only founder partners. The Partnership may accept capital subscriptions at any times the General Partner may permit. Capital contributions and capital distributions may be made from the Partnership to partners, in accordance with their participation percentages at any times the General Partner determines based on liquidity needs or sources. Distributions may include tax distributions and other distributions of operating profits or capital. Partners are generally only able to redeem their capital

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
upon consent of the General Partner. If a partner ceases to be an employee of AG & Co, the General Partner will generally redeem their Opco Assets interest over a period of up to three years, which is subject to acceleration based on discretion of the General Partner. With respect to their Carry Co Assets interest, the partner will continue to be a partner in the Partnership unless the General Partner permits a redemption otherwise. Partners subscribe and redeem from the Partnership with respect to their Opco Assets at book value and as a result, the Opco Asset interests are considered a book value plan. Opco Asset interests are classified as equity and non-compensatory in nature, unless granted as a REI award (see Note 10). Other than REI awards, Carry Co Asset interests are neither a book value plan nor are they compensatory in nature.
Non-recourse Partner Loans
The Partnership made loans to certain founder and senior employee partners in connection with their financing of capital contributions and subscriptions to the Partnership. Such loans accrue interest at a range of interest rates of 0.04% to 3.25% over the 6-month period ended June 30, 2023 and 2022. The partner loans are secured by the partner’s capital balances in the Partnership. The loans generally require annual payments of interest and require mandatory repayment of outstanding principal and any unpaid accrued interest from certain Partnership distributions and from any partial or full redemptions of partner’s capital balances. Outstanding principal and accrued interest is recorded by the Partnership in partners’ capital. Interest income is included as a component of interest, dividends and other of the consolidated statements of comprehensive income.
Comprehensive Income (Loss)
Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). The Partnership’s other comprehensive income (loss) is comprised of foreign currency cumulative translation adjustments discussed herein.
Foreign Currency
The consolidated financial statements and transactions of the Partnership’s foreign subsidiaries are maintained in their functional currencies and translated into U.S. dollars. Results of foreign operations are translated at the average reporting period exchange rates. The net assets of foreign operations are translated into U.S. dollars using current exchange rates. The U.S. dollar results that arise from such translation are included in the foreign currency translation adjustments in accumulated other comprehensive income which is a component of Partners’ Capital. Remeasurement gains and losses, along with foreign currency gains and losses resulting from transactions in currencies other than the functional currency are included in net gain (loss) from investment activities and other on the consolidated statements of comprehensive income.
Income Taxes
The Partnership does not record a provision for U.S. federal, state, or local income taxes because the Partnership itself is not subject to U.S. income taxes except as noted otherwise herein. Partners are individually responsible to report their share of the Partnership’s income or loss on their income tax returns, if required to file. Certain non-U.S. sourced interest, dividends and other income realized by the Partnership as well as capital gains realized by the Partnership on the sale of securities of non-U.S. issuers may be subject to a tax at prevailing treaty or standard withholding rates with the applicable country or local jurisdiction. Applicable withholdings have been incorporated into the recognition of dividend, interest, other income and gain (loss) on investment activities on the accompanying consolidated statements of comprehensive income. Additionally, certain income and capital gains may be subject to withholding by U.S. state and local jurisdictions for the partners. Withholding tax payments are paid by either the Partnership or by underlying investment entities and are treated as distributions to the partners on whose behalf the tax payments are made.
In accordance with authoritative guidance under U.S. GAAP, the Partnership recognizes the benefits of uncertain tax positions only when the position is “more likely than not” to be sustained in the event of examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The maximum tax benefit recognized is limited to the amount that is more than fifty percent likely to be realized upon ultimate settlement with the relevant taxing authority. As of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022, the Partnership was not required to establish a liability for uncertain tax positions under the authoritative guidance on accounting for and disclosure of uncertainty in tax positions.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
As prescribed by the tax laws of jurisdictions in which it operates, the Partnership files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions. In the normal course of business, the Partnership is subject to examination by federal, state, local and foreign jurisdictions, including examination of prior year tax returns, generally the last three years, where applicable. If such examinations result in changes to the Partnership’s profit and losses, tax liabilities of the partners could be changed accordingly.
AG & Co. conducts a business in New York City and as a result is subject to an unincorporated business tax of 4% on its New York City sourced taxable profits. As a result, for the six months ended June 30, 2023 and 2022, the Partnership has recorded a current tax provision of $1,650 and $85, respectively which was incorporated as a component of income tax expense on the accompanying consolidated statements of comprehensive income.
Deferred taxes are provided for using the liability method, which provides for temporary differences between the financial reporting and income tax basis of the Partnership’s assets and liabilities. Deferred income tax assets are also recognized for tax net operating loss carryforwards. These deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when such amounts are expected to be reversed or utilized. Valuation allowances are provided to reduce such deferred income tax assets to amounts more likely than not to be ultimately realized. At June 30, 2023 and December 31, 2022, management has identified there to be such temporary timing differences which would result in a deferred tax provision, net of valuation allowances of $1,891 and $2,064, respectively.
Certain of the Partnership’s foreign subsidiaries are subject to taxation by local government on its local taxable profits. Current and deferred tax expenses have been incorporated as a component of Income tax expense. Deferred income tax assets are recognized for the amounts of operating expenses incurred but not yet deductible for local income tax purposes. Valuation allowances are provided to reduce such deferred income tax assets to amounts more likely than not to be ultimately realized.
Recent Accounting Pronouncements
The Partnership considers the applicability and impact of all accounting standard updates (“ASU”) issued by the Financial Accounting Standards Board (“FASB”). ASUs not listed below were addressed and either determined to be not applicable or expected to have minimal impact on the Partnership’s consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provides optional expedients and exceptions to U.S. GAAP requirements for modifications to debt agreements, leases, derivatives, and other contracts related to the expected market transition from the London Interbank Offered Rate (“LIBOR”), and certain other floating rate benchmark indices to alternative reference rates. ASU 2020-04 generally considers contract modifications related to reference rate reform to be an event that does not require contract remeasurement at the modification date nor a reassessment of a previous accounting determination. In January 2021, the FASB clarified the scope of that guidance with the issuance of ASU 2021-01, Reference Rate Reform: Scope. This ASU provides optional guidance for a limited period of time to ease the burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. These optional expedients and exceptions are effective as of March 12, 2020 through June 2023. Adoption is permitted at any time. The Partnership has evaluated ASU 2020-04 and concluded that there was no material impact on the consolidated financial statements upon the Partnership’s adoption on January 1, 2023.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
3.Investments
Investments consisted of the following:

	June 30, 2023	December 31, 2022
Investments owned by Consolidated Investment Funds, at fair value	$—	$1,316,531
Total investments owned by Consolidated Investment Funds	$—	$1,316,531

Investments owned by the Partnership:
Equity Method Investments – GP Investments	$215,942	$221,982
Accrued incentive allocation investment income	820,162	767,169
Other securities, at fair value	470	505
Investments in other partnerships, at fair value	3,425	4,047
Investments held to maturity, at amortized cost	86,607	87,797
Total investments owned by the Partnership	$1,126,606	$1,081,500
The Partnership received distributions from Investment Funds in the amount of $89,149 and $287,677 during the six months ended June 30, 2023 and 2022, respectively.
GP Investments and Accrued Incentive Allocation Investment Income
The Partnership’s GP investments and accrued incentive allocation investment income balances at June 30, 2023 and December 31, 2022 related to Investment Funds included the following asset classes:

	June 30, 2023
	GP investments	Accrued incentive allocation investment income	Total
Credit	$108,183	$244,088	$352,271
Real Estate	65,332	544,844	610,176
Private Equity	2,221	28,709	30,930
Multistrategy	40,206	2,521	42,727
	$215,942	$820,162	$1,036,104

	December 31, 2022
	GP investments	Accrued incentive allocation investment income	Total
Credit	$113,257	$169,618	$282,875
Real Estate	66,109	560,265	626,374
Private Equity	2,640	29,270	31,910
Multistrategy	39,976	8,016	47,992
	$221,982	$767,169	$989,151

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Other Securities, at Fair Value
The Partnership’s investments in other securities are comprised of equity call options.
Investments in Other Partnerships, at Fair Value
The Partnership’s investments in other partnerships are primarily comprised of investments in private placement partnerships.
Investments Held to Maturity, at Amortized Cost
The Partnership holds investments in the equities and notes issued by CLO Funds that are held to maturity. The Partnership has the intent and ability to hold these investments until maturity. Held to maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity computed under the effective interest method and adjusted by a reserve for credit losses. The effective interest method uses projected cash flows and includes uncertainties and contingencies that are difficult to predict and are subject to future events that may impact estimated interest income prospectively. Certain tranches of the notes were purchased at a discount and are being amortized back to par value until they mature at various dates between 2033 to 2035. If the Partnership failed to keep these investments as held to maturity, it would be required to reclassify these securities as trading securities and they would be measured at fair value. The fair value of investments held to maturity, excluding any reserves for credit losses, is $81,621 and $79,183 at June 30, 2023 and December 31, 2022, respectively.
Where applicable, impairment is recognized related to investments in the CLO Funds in accordance with U.S. GAAP. The CLO Funds evaluate securities for impairment on a security-by-security basis based on adverse changes in expected cash flows. Following the Partnership’s adoption of ASU 2016-13, the Partnership estimates an allowance for credit losses (ACL) on the investments in the CLO funds classified as held to maturity securities. The allowance for credit losses on the held to maturity investments was $1,861 for the six months ended June 30, 2023 included as part of general, administration, and other on the consolidated statements of comprehensive income.
The following table presents the activity in the ACL for the held to maturity investments for the six months ended June 30, 2023:

June 30, 2023
Beginning balance	$—
Impact of adopting ASU 2016-13	1,861
Provision for credit losses	—
Allowance for credit losses on held to maturity investments	$1,861
The Partnership monitors the credit quality of the held to maturity investments by evaluating various attributes and utilize such information in the evaluation of the appropriateness of the ACL. The credit quality indicators that are most closely monitored include credit ratings and delinquency status and are based on information as of the consolidated financial statements date.
As such, as part of the monitoring of investments held to maturity, consideration is made regarding whether any investments owned are past due in payment of principal or interest payments and whether any investments have been placed into nonaccrual status. There were no held to maturity investments that were delinquent or placed on nonaccrual status at June 30, 2023 and December 31, 2022, respectively.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Concentrations of Investments Owned by Consolidated Investment Funds, at Fair Value
Investments owned by Consolidated Investment Funds are comprised of investments in fixed income securities and equities and are summarized below. There were no investments owned by Consolidated Investments Funds at June 30, 2023.

December 31, 2022
Investments, at fair value
United States
Consumer	$359,378
Energy and Natural Resources	124,947
Financials	36,076
Healthcare	109,260
Industrials	508,919
Telecommunications	31,525
Total United States	1,170,105

Canada
Consumer	10,062
Healthcare	5,504
Industrials	15,362
Total Canada	30,928

European Union & United Kingdom
Consumer	53,474
Healthcare	2,325
Industrials	45,011
Telecommunications	7,519
Total European Union & United Kingdom	108,329

Central America
Industrials	7,169
Total investments held through the Consolidated Investment Funds (cost $1,424,512)	$1,316,531
4.Fair Value Measurement of Financial Instruments
The following tables summarize the financial instruments carried on the consolidated statements of financial condition at fair value on a recurring basis within the valuation hierarchy. Investments in other partnerships have been valued utilizing NAV as a practical expedient and are excluded from the tables below.

	June 30, 2023
	Level I	Level II	Level III	Total
Assets
Financial Instruments owned by the Partnership
Cash equivalents	$320,154	$—	$—	$320,154
Other securities, at fair value	—	—	470	470
Total Financial Instruments owned by the Partnership	$320,154	$—	$470	$320,624

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)

	December 31, 2022
	Level I	Level II	Level III	Total
Assets
Financial Instruments owned by Consolidated Investment Funds
Equity investments, common stock	$—	$18	$—	$18
Fixed income securities, bank debt	—	1,223,701	92,812	1,316,513
Total Financial Instruments owned by Consolidated Investment Funds	—	1,223,719	92,812	1,316,531
Financial Instruments owned by the Partnership
Cash equivalents	339,146	—	—	339,146
Other securities, at fair value	—	—	505	505
Total Financial Instruments owned by the Partnership	339,146	—	505	339,651
Total	$339,146	$1,223,719	$93,317	$1,656,182

Liabilities
Financial Instruments owned by Consolidated Investment Funds
CLO notes payable	$—	$—	$1,310,701	$1,310,701
Total	$—	$—	$1,310,701	$1,310,701
In addition to the techniques and inputs noted in the table below, in accordance with the valuation policy, other valuation techniques and methodologies are used when determining fair value measurements. The table below is not intended to be all-inclusive, but rather provides information on the significant Level III inputs as they relate to the Partnership’s fair value measurements (fair value measurements in thousands):

	June 30, 2023
	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
Assets
Financial Instruments owned by the Partnership
Other securities, at fair value	$470	Black Scholes Model	Volatility	40%

	December 31, 2022
	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
Assets
Financial Instruments owned by Consolidated Investment Funds
Fixed income securities, bank debt(1)	$92,812	—	—	—
Financial Instruments owned by the Partnership
Other securities, at fair value	$505	Black Scholes Model	Volatility	40%
Liabilities
Financial Instruments owned by Consolidated Investment Funds
CLO notes payable	$1,310,701	N/A(2)	N/A	N/A

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
_______________
(1)Bank debt investments have been valued primarily using unadjusted external pricing sources. As such, no significant unobservable inputs have been utilized by the Partnership and have therefore been excluded from the table above.
(2)CLO notes payable are classified based on the more observable fair value of the CLO financial assets, less (i) the fair value of any beneficial interests held by the Partnership and (ii) the carrying value of any beneficial interests that represent compensation for services.
The following table summarizes the changes in fair value from purchases, security, and issuances for the financial instruments classified within Level III to determine fair value:

	Six Months Ended June 30,
	2023	2022
Assets
Financial Instruments owned by Consolidated Investment Funds
Equity investments, common stock
Balance, beginning of period	$—	$659
Purchases	4,301	—
Sales	—	(876)
Transfer In	—	—
Transfer Out	—	—
Gain (loss)	(3,636)	217
Deconsolidation of Investment Funds (Note 2)	(665)	—
Total Equity investments, common stock	—	—

Fixed income securities, bank debt
Balance, beginning of period	92,812	122,692
Purchases	12,711	38,815
Sales	(21,502)	(50,301)
Transfer In	54,052	104,278
Transfer Out	(37,226)	(42,779)
Gain (loss)	6,628	(11,050)
Deconsolidation of Investment Funds (Note 2)	(107,475)	—
Total Fixed income securities, bank debt	—	161,655
Total Financial Instruments owned by Consolidated Investment Funds	$—	$161,655

Total change in unrealized gain (loss) on fixed income securities still held	$—	$(9,171)

Other Securities, at fair value
Balance, beginning of period	506	—
Purchases	—	536
Sales	—	—
Transfer In	—	—
Transfer Out	—	—
Gain (loss)	(36)	(315)
Total Other securities, at fair value	470	221
Total Financial Instruments owned by the Partnership	$470	$221

Total change in unrealized gain (loss) on other securities still held	$(36)	$(315)

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)

	Six Months Ended June 30,
	2023	2022
Liabilities
Financial Instruments owned by Consolidated Investment Funds
CLO notes payable
Balance, beginning of period	$1,310,701	$1,399,436
Purchases	—	—
Sales	(6,570)	—
Transfer In	—	—
Transfer Out	—	—
Gain (loss)	40,327	(87,670)
Deconsolidation of Investment Funds (Note 2)	(1,344,458)	—
Total Financial Instruments owned by Consolidated Investment Funds	$—	$1,311,766

During the six months ended June 30, 2023 and 2022, the Partnership transferred financial instruments into and out of Level 3 due to financial instruments exhibiting indications of reduced or increased levels of market transparency, respectively. Indications of decreases or increases in levels of market transparency include changes in observable transactions or observable market data involving financial instruments or similar financial instruments. Additionally, during the six months ended June 30, 2023 and 2022, the Partnership transferred certain financial instruments priced by third-party pricing services out of Level 3 due to the Partnership’s analysis of these pricing services and conclusion that there was sufficient observability of market inputs for these financial instruments to meet the criteria for a Level 2 classification.
5.Investments in Variable Interest Entities
The Partnership is a variable interest holder in VIEs which are not consolidated, as the Partnership is not the primary beneficiary. Substantially, all of the VIEs are Investment Funds whose purpose and activities are described in Note 2. The Partnership sponsored the formation of and manages each of these VIEs and, in most cases, has a general partner and/or limited partner investment therein. Substantially all the assets in the VIEs can only be used to settle obligations of such VIEs. The liabilities of the VIEs do not have recourse to the assets of AG & Co. and AG Funds.
The VIEs are financed primarily with third party limited partner equity capital, fund level credit facility borrowings or CLO notes payable. Generally, other than its general partner and limited partner capital commitments, the Partnership is not obligated to provide financial support to the VIE funds.
Consolidated Investment Funds within the accompanying consolidated statements of financial condition reflect the carrying amount and classification of assets and liabilities of the consolidated VIEs. The maximum exposure to loss represents the loss of assets recognized by the Partnership relating to non-consolidated entities and any amounts due to non-consolidated entities. The assets and liabilities recognized in the Partnership’s consolidated statements of financial condition related to its interest in non-consolidated VIEs and its maximum exposure to loss relating to non-consolidated VIEs were as follows:

	June 30, 2023	December 31, 2022
GP investments	$196,237	$200,475
Accrued incentive allocations	817,670	764,887
Total Investments in VIEs	1,013,907	965,362
Due from affiliates	101,907	113,971
Total VIE-related assets	1,115,814	1,079,333
Due to affiliates	10	22,476
Maximum exposure to loss	$1,115,824	$1,101,809

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
6.Other Assets
The following table provides a summary of the components of other assets of the Partnership and of Consolidated Investment Funds at June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
Other assets owned by Consolidated Investment Funds
Receivable from brokers	$—	$37,408
Interest and other dividends receivable	—	5,562
Total other assets owned by Consolidated Investment Funds	$—	$42,970
Other assets owned by the Partnership
Fixed assets, gross:
Equipment	$10,260	$9,853
Leasehold improvements	96,377	93,840
Capitalized software	25,774	24,475
Other	1,836	1,835
Total fixed assets, gross	134,247	130,003
Less: Accumulated depreciation and amortization	(92,637)	(87,462)
Total fixed assets, net	41,610	42,541
Lease assets, net	96,908	88,642
Prepaid and other assets	16,336	22,205
Interest and dividends receivable	1,548	1,357
Total other assets owned by the Partnership	$156,402	$154,745
7.Other Liabilities
The following table provides a summary of the components of other liabilities of the Partnership and of Consolidated Investment Funds at June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
Other liabilities of Consolidated Investment Funds
Payable to brokers	$—	$45,502
Other liabilities of the Partnership
Lease liability(1)	$114,398	$106,268
_______________
1.See Note 9 Leases for further details on the lease liability.
8.Related-Party Transactions
Substantially all revenue is earned from affiliates of the Partnership.
The Partnership considers its founders, along with their affiliates, partners, certain Investment Funds, and investment held by Investment Funds as affiliates and related parties.
GP Investments
GP Investments totaling $215,942 and $221,982 on June 30, 2023 and December 31, 2022, respectively are deemed to be related-party transactions of the Partnership.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Management Fees and Incentive Income
Fees and other consisted of the following:

	Six Months Ended June 30,
	2023	2022
Management fees	$244,035	$202,578
Other fees	1,162	520
Incentive fee income	5,411	989
Expense reimbursements	34,754	38,806
Fees and other	$285,362	$242,893
Capital allocation-based income consisted of the following:

	Six Months Ended June 30,
	2023	2022
Incentive allocation investment income	$106,221	$93,872
GP investment income/(loss)	4,385	(116)
Capital allocation-based income	$110,606	$93,756
Management fees included related-party transactions of $225,516 and $185,453 for the six months ended June 30, 2023 and 2022, respectively. In addition, incentive income inclusive of incentive fee and incentive allocation investment income included related-party transactions of $110,739 and $93,872 for the six months ended June 30, 2023 and 2022, respectively. The remaining balances of management fees and incentive income relate to separately managed accounts and other related parties in which the Partnership does not have an investment interest.
Incentive Allocation Investment Income
Accrued but unpaid incentive allocation investment income totaling $820,162 and $767,169 on June 30, 2023 and December 31, 2022, respectively are from related parties of the Partnership.
Due From Affiliates and Due to Affiliates
The following table provides a summary of the components of due from affiliates and due to affiliates of the Partnership at June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
Due from affiliates
Management fees and incentive income receivable	$42,121	$63,770
Receivable from related parties, net	74,081	94,405
Total	$116,202	$158,175

	June 30, 2023	December 31, 2022
Due to affiliates
Partner distributions and redemptions	$9,279	$18,094
Payable to Investment Funds	—	22,476
Other payables to related parties	8	245
Total	$9,287	$40,815

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Management Fees and Incentive Income Receivable
The management fees and incentive income receivable balance were comprised of receivables for management fees of $36,552 and $45,943 as of June 30, 2023 and December 31, 2022, respectively and receivables for crystallized incentive income of $5,569 and $17,827 which are expected to be collected subsequent to June 30, 2023 and December 31, 2022, respectively.
Receivable from Related Parties, net
Receivable from related parties generally consisted of expense reimbursements from Investment Funds and investments of Investment Funds of $68,191 and $64,287 at June 30, 2023 and December 31, 2022, respectively, $0 and $16,887 receivable from carry plan partners at June 30, 2023 and December 31, 2022, respectively, and $5,890 and $13,231 of other receivables at June 30, 2023 and December 31, 2022, respectively. The Partnership has recorded allowance for doubtful accounts of $1,688 and $556 on June 30, 2023 and December 31, 2022, respectively. Certain receivables previously reserved for were written off along with the related allowance. Bad debt expense of $1,132 and $800 was recorded for the six months ended June 30, 2023 and 2022, respectively, have been reflected as a component of general, administrative, and other expenses on the accompanying consolidated statements of comprehensive income.
Non-Recourse Partner Loans
In certain circumstances, the Partnership has issued loans to its employees to purchase capital interests in AGPI. Such loans are secured by the respective capital interests of the employees. Under GAAP, these loans are accounted for as an equity option in AGPI when granted. As the equity options were granted to the employees of the Partnership, compensation expense is recognized at the grant date equal to the value of the option which is included as a component of equity-based compensation. For the six months ended June 30, 2023 and 2022, the Partnership recorded no compensation expense for such loans. At June 30, 2023 and December 31, 2022, the consolidated balances of outstanding principal and accrued interest on account of partner loans are $63,044 and $64,083, respectively which are recorded as a component of partners’ capital.
9.Leases
The following tables summarize the Partnership’s lease cost, cash flows, and other supplemental information related to its operating leases accounted for under ASC 842. The components of the lease expense, which is a component of general, administrative, and other on the consolidated statements of comprehensive income, were as follows:

	Six Months Ended June 30,
	2023	2022
Operating lease cost	$8,199	$7,281
Short-term lease cost	96	75
Variable lease cost (1)	1,029	1,275
Total lease costs	$9,324	$8,631
Weighted average remaining lease term (in years)	7	9
Weighted average discount rate	3.75%	3.43%
___________
(1)Variable lease costs approximate variable lease cash payments.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Supplemental consolidated statements of cash flows information related to leases were as follows:

	Six Months Ended June 30,
	2023	2022
Cash paid related to lease liabilities:
Operating cash flows for operating leases	$7,958	$8,348
Non-cash right-of-use assets obtained in exchange for new and/or modified operating lease liabilities	12,108	34
Non-cash right-of-use assets and lease liability termination	—	—
As of June 30, 2023, the aggregate minimum future payments required on operating leases are as follows:

Operating Leases
Remainder of 2023	$10,911
2024	18,933
2025	18,949
2026	15,932
2027	17,353
Thereafter	50,053
Total undiscounted lease payments (1)	$132,131
Less: Imputed interest	(17,733)
Lease liabilities	$114,398
___________
(1)Excludes signed leases that have not yet commenced.
10.Compensation and Benefits
Equity-Based Compensation
The Partnership approved a "2017 Equity Incentive Plan" during 2017 which authorized Restricted Equity Interest (“REI”) awards up to $50,000 in the form of REI in AGPI or an entitlement to the value and earnings of an REI in these entities (‘REI Appreciation Right”), which will be settled in cash rather than equity interests to certain employees. Awards under this plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the applicable award agreement are satisfied. Awards under this plan generally vest over six years in three equal installments on the fourth through sixth anniversaries of the grant date (with some grants vesting on shorter or longer alternate vesting schedules), subject to the recipient’s continued service to the Partnership through the vesting date. Management has the authority to provide for accelerated vesting of an award upon the occurrence of certain events in its discretion, which may include performance of services, continued employment, or a combination of both. At June 30, 2023 and December 31, 2022, respectively, $11,718 and $12,779 in awards were granted and unvested, $38,282 and $36,870 have vested and $0 and $350 are available to be awarded in the future, respectively. The Partnership recognized compensation expense, a component of equity-based compensation on the accompanying consolidated statements of comprehensive income, of $1,139 and $1,989 related to amortization of these arrangements and $19, and $20 related to appreciation from these awards during the six months ended June 30, 2023 and 2022, respectively. The total compensation cost related to these non-vested granted awards which have yet to be recognized is $3,685 and $4,474 at June 30, 2023 and December 31, 2022, respectively.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
The Partnership has granted both REI and REI Appreciation Rights under plans that are separate from the 2017 Equity Incentive Plan. The Partnership approved a “2020 Equity Incentive Plan” during 2020 which authorizes management to make REI or REI Appreciation Rights in AGPI. Award issuances under the plan are subject to a limit based on a cap of dilutive ownership effects for a measurement period of 24 months prior to the award grant. Awards under this plan generally vest over three to five years in equal installments starting on the first anniversary of the grant date, subject to the recipient’s continued service to the Partnership through the vesting date. The Partnership granted awards under this plan and in the normal course of operations as further described as follows. The Partnership makes grants of other REI awards from time to time in the normal course of operations. The Partnership recognizes compensation expense as a component of equity-based compensation on the accompanying consolidated statements of comprehensive income over the requisite service period of the grant. For the six months ended June 30, 2023 and 2022, respectively, $4,850 and $9,662 of new awards were granted. Compensation expense of $2,794 and $2,760 have been recognized for granted awards during the six months ended June 30, 2023 and 2022, respectively. The Partnership has accrued compensation and benefits at June 30, 2023 and December 31, 2022 in connection with these arrangements of $3,978 and $4,581, respectively and the total compensation cost related to these non-vested awards which have yet to be recognized are $10,742 and $11,715 on June 30, 2023 and 2022, respectively.
The Partnership makes grants of other REI Appreciation Rights under various arrangements from time to time in the normal course of operation. Under some of these arrangements, certain of the Partnership’s employees were invited to invest their own capital in an Investment Fund. Effective January 1, 2022, employees were entitled to the income/(loss) return earned by the Partnership with respect to the award notional/their capital investment, regardless of any income/loss return of the applicable Investment Fund. Certain REI Appreciation Right arrangements may vary in terms including (i) absence of any required investment by an employee in an Investment Fund and/or (ii) entitlement to the value and earnings of an REI in AGPI which is subject to service, performance, and vesting terms. If the firm’s returns are positive, the Partnership will recognize additional compensation expense. During the six months ended June 30, 2023 and 2022, the Partnership did not issue any new grants of other REI Appreciation Rights. In connection with previously granted REI Appreciation Right arrangements, the Partnership recognized a compensation expense or reversal thereof, of $14 and $15 during the six months ended June 30, 2023 and 2022, respectively, which is reflected as a component of compensation and benefits on the accompanying consolidated statements of comprehensive income. The Partnership has accrued compensation and benefits of $939 and $925 on June 30, 2023 and December 31, 2022, respectively in connection with these arrangements which is reflected as a component of accrued compensation and benefits on the accompanying consolidated statements of financial condition. Effective January 1, 2022, certain previously granted REI Appreciation Rights were settled by way of issuing limited partner interests in AGPI to such employees in full settlement of REI Appreciation Right amounts due. In connection with this conversion, certain employees assigned their direct capital interests in Investment Funds under the program to AGPI which AGPI subsequently redeemed for cash.
Employee Benefit Plans
The Partnership offers defined contribution plans in the U.S. and in foreign locations including the U.K., Netherlands, Hong Kong, Japan, Germany, Korea, Italy, and Singapore, all of which are administered in accordance with applicable local laws and regulations. The most significant of these plans is AG Savings & Investment Plan for eligible employees in the United States. The Partnership may make a discretionary profit-sharing contribution in such amount, if any, as determined by management. The Partnership incurred expenses of $3,803 and $2,993 for the six months ended June 30, 2023 and 2022, respectively, in connection with its defined contribution plans, which is reflected as a component of cash-based compensation, benefits and other on the accompanying consolidated statements of comprehensive income.
Profit Sharing Arrangements
The Partnership recorded an accrued performance allocation compensation liability of $486,679 and $478,559 at June 30, 2023 and December 31, 2022, respectively, and related expense of $40,062 and $53,405 for the six months ended June 30, 2023 and 2022, respectively, in connection with these profit-sharing arrangements, which are included as components of accrued performance allocation compensation and performance allocation compensation, respectively, on the accompanying consolidated financial statements. Due to the nature of settlement, the performance-based compensation is classified as a liability.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
11.Commitments and Contingencies
Capital Commitments
The Partnership had general partner and limited partner capital commitments to Investment Funds of $71,477 and $71,892 as of June 30, 2023 and December 31, 2022, respectively. Additionally, the governing documents of certain Investment Funds may provide for caps on fund operating expenses which results in the Partnership being exposed to liability for any excess operating expenses. The exposure is uncapped for such expenses but not expected to be material to the Partnership’s operations at June 30, 2023 and December 31, 2022, respectively.
The Partnership’s interest in the Consolidated Investment Funds is restricted by the contractual provisions of these entities. Recovery of these interests will be limited by the CLO Funds’ distribution provisions, which are subject to change due to covenant breaches or asset impairments. The liabilities of the CLO Funds are non-recourse and can only be satisfied from each CLO Fund’s respective asset pool. Accordingly, at June 30, 2023 and December 31, 2022, the Partnership’s maximum exposure to loss in these entities is limited to $0 and $4,428, respectively.
Litigation
From time to time, the Partnership is involved in legal proceedings, litigation and claims incidental to the conduct of our business, including with respect to acquisitions, bankruptcy, insolvency, and other types of proceedings. Such lawsuits may involve claims against our portfolio companies that adversely affect the value of certain investments owned by the Partnership’s funds. The Partnership’s business is also subject to extensive regulation, which has and may result in the Partnership becoming subject to examinations, inquiries and investigations by various U.S. and non-U.S. governmental and regulatory agencies, including but not limited to the SEC, Department of Justice, state attorneys general, and the Financial Industry Regulatory Authority. Such examinations, inquiries and investigations may result in the commencement of civil, criminal, or administrative proceedings or fines against the Partnership or its personnel. The Partnership is currently not subject to any pending actions that either individually or in the aggregate are expected to have a material impact on the consolidated financial statements.
The Partnership accrues a liability for legal proceedings in accordance with U.S. GAAP, in particular, the Partnership establishes an accrued liability for loss contingencies when a settlement arising from a legal proceeding is both probable and reasonably estimable. If the matter is not probable but is reasonably estimable, disclosure is made. If the matter is not probable or reasonably estimable, no such liability is recorded. Examples of this include: (i) the proceedings may be in early stages; (ii) damages sought may be unspecified, unsupportable, unexplained or uncertain; (iii) discovery may not have been started or is incomplete; (iv) there may be uncertainty as to the outcome of pending appeals or motions; (v) there may be significant factual issues to be resolved or (vi) there may be novel legal issues or unsettled legal theories to be presented or a large number of parties. Consequently, management is unable to estimate a range of potential loss, if any, related to such matters. Even when the Partnership accrues a liability for a loss contingency such cases, there may be an exposure to loss in excess of any amounts accrued. Loss contingencies may be, in part or in whole, subject to insurance or other payments such as contributions and/or indemnity, which may reduce any ultimate loss. At June 30, 2023 and December 31, 2022, there were no material amounts accrued for probable litigation matters.
Indemnifications
In the normal course of business, the Partnership may enter into contracts that contain a variety of representations and warranties, which provide general indemnifications. In addition, certain of the Partnership’s funds have provided certain indemnities relating to environmental and other matters and have provided non-recourse carve-out guarantees for fraud, willful misconduct, and other customary wrongful acts, each in connection with the financing of certain real estate investments that the Partnership has made. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. However, based on experience, the Partnership expects risk of loss to be remote.
At June 30, 2023 and December 31, 2022, the Partnership has outstanding guarantees in the amounts of $1,966 and $1,669, respectively, in connection with employee borrowings under a firm sponsored employee loan program with First Republic Bank. The Partnership has guaranteed the repayment of any borrowings and accrued interest if the employees default on their obligations.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
In the first six months of 2023, the Partnership entered into a rent guarantee agreement relating to its operating lease in the Netherlands in the amount of 74 Euros, which expires six months after the date of which the lease is terminated.
12.Credit Facility
On October 21, 2021, AG Capital Funding, LLC, a consolidated subsidiary of AG Funds entered into a credit agreement (the “Credit Facility”) with Massachusetts Mutual life Insurance Company for a revolving senior secured term loan facility, consisting of $50,000 with a maturity date of October 21, 2031. Borrowings under the Credit Facility bear interest at the three-month LIBOR index rate, or an alternative base rate adjusted for a margin, initially set at 3.5%, which is subject to increase based on the credit rating of AG Capital Funding, LLC. The Partnership amended its Credit Facility on June 15, 2023 to transition its LIBOR term to SOFR. Borrowings under the amended Credit Facility will bear interest at the SOFR rate plus 26 basis points plus a 3.5% margin. The commitment fee on the unused facility is 0.3% per year. Effective on October 21, 2022, there is a minimum utilization level of the Credit Facility of 50% for which interest will be charged if undrawn. The Credit Facility is collateralized by AG Capital Funding, LLC’s limited partnership interests in the Investment Funds. The Credit Facility contains customary financial covenants and restrictions including the following: borrowing base, loan-to-value (LTV) ratio, waterfall distributions and cash reserve requirements. The Partnership was in compliance with all covenants of the Credit Facility at June 30, 2023 and December 31, 2022, respectively. As of both June 30, 2023 and December 31, 2022, the Partnership had outstanding borrowings on its Credit Facility of $25,000, which is recorded as Credit Facility on the Partnership’s consolidated statements of financial condition. Deferred financing costs of $1,280 and $1,356 relating to the facility are included in other assets on the consolidated statements of financial condition as of June 30, 2023 and December 31, 2022, respectively.
13.Repurchase Agreements
Repurchase Agreements
Northwoods European Management, LLC (“ECLO”), a consolidated subsidiary of the Partnership has a master repurchase agreement with NWCC Cayman LLC (“Nearwater”) with respect to the entity’s investment in the debt tranches of various CLO Funds. The repurchase agreement extends a facility of a maximum of 100,000 Euros to ECLO for future investment in the debt issued by CLO Funds. The repurchase agreement bears interest at a rate of 0.5% spread above the interest earned by ECLO on the tranches of notes subject to the master repurchase agreement. The weighted average interest rate for the periods ended June 30, 2023 and June 30, 2022 is 2.33%.
ECLO had outstanding borrowings under the repurchase agreement with Nearwater as of June 30, 2023 and December 31, 2022 to finance its investments in the debt of three CLO Funds with maturity dates ranging from November 25, 2033 through March 15, 2034. At June 30, 2023 and December 31, 2022, $62,078 and $60,897, respectively of borrowings are outstanding on the facility which is presented as repurchase agreements on the consolidated statements of financial condition. Interest expense incurred on the borrowings was $1,528 and $743 during the six months ended June 30, 2023, and 2022, respectively and is included within interest expense on the consolidated statements of comprehensive income. ECLO pledges as collateral its investments in the debt of the CLO Funds fully collateralizing all outstanding borrowings drawn under the repurchase agreement. All outstanding borrowings drawn from the repurchase agreement mature in a period greater than 90 days.
ECLO entered into an additional master repurchase agreement with Citibank, N.A. on December 22, 2021, to finance the purchase of the entity’s investment in one of the CLO funds managed by the entity. The repurchase agreement bears interest at a rate of 0.5% spread above the interest earned by ECLO on the tranches of notes subject to the master repurchase agreement. The weighted average interest rate for the periods ended June 30, 2023 and June 30, 2022 is 2.38%. ECLO had outstanding borrowings under the repurchase agreement as of June 30, 2023 and December 31, 2022 to finance the investment in the debt of one CLO Fund with a maturity date of October 15, 2035. As of June 30, 2023 and December 31, 2022, $20,296 and $19,910, respectively of borrowings are outstanding on the repurchase agreement which is presented as repurchase agreements on the consolidated statements of financial condition. Interest expense incurred on the borrowings was $481 and $242 during the six months ended June 30, 2023 and 2022, respectively and is included within interest expense on the consolidated statements of comprehensive income. ECLO pledges as collateral its investments in the debt of the CLO Funds fully collateralizing all outstanding borrowings drawn under the repurchase agreement. All outstanding borrowings drawn from the repurchase agreement mature in a period greater than 90 days.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
The following table presents both gross and net information regarding repurchase agreements eligible for offset with the related collateral on the consolidated statements of financial condition in the event of a default, when a legally enforceable master netting agreement or similar agreement exists.

	June 30, 2023
	Gross amount of assets or liabilities presented on the consolidated statements of financial condition	Gross amounts not offset on the consolidated statements of financial condition
		Financial instruments	Cash collateral	Net amount
Repurchase agreements	$(82,374)	$82,374	$—	$—

	December 31, 2022
	Gross amount of assets or liabilities presented on the consolidated statements of financial condition	Gross amounts not offset on the consolidated statements of financial condition
		Financial instruments	Cash collateral	Net amount
Repurchase agreements	$(80,807)	$80,807	$—	$—
14.CLO Fund Obligations

CLO Notes Payable
Certain of the consolidated CLO Funds have issued notes which comprise debt tranches with different subordination levels, and which are collateralized by the assets owned by each CLO Fund. The notes are non-recourse to the Partnership. The balances of each consolidated CLO Fund’s outstanding securitized debt obligations, their weighted average interest rates, and maturity dates were as follows:

	December 31, 2022
	Principal Balance	Fair Value(1)	Weighted Average Interest Rate(2)	Maturity Date
Northwoods XV, Ltd.	$451,110	$401,020	5.00%	6/20/2034
Northwoods XVI, Ltd.	483,682	442,005	5.80%	11/15/2030
Northwoods XVII, Ltd.	505,750	467,676	5.50%	4/30/2031
	$1,440,542	$1,310,701
_______________
(1).The CLO notes are valued as described in the Fair Value Measurements note above. The total fair value of the subordinated CLO Notes Payable is $67,900.
(2).Weighted average interest rate as disclosed does not include the subordinated CLO Notes Payable as they do not carry a contractual interest rate.
Maturity dates represent the contractual maturity of each CLO Fund. Repayment of securitized debt is a function of collateral cash flows which are disbursed in accordance with the contractual provisions of each CLO Fund and is therefore expected to occur prior to contractual maturity. CLO Funds have certain compliance tests related to the quality of the underlying assets, which, when breached, provide for accelerated amortization of the senior notes by a redirection of cash flow that would otherwise have been paid to the subordinate classes, some of which are owned by the Partnership. There are no CLO notes payable owned by the Partnership as of June 30, 2023.
15.Market and Other Risk Factors
The following summary of certain risk factors is not intended to be a comprehensive summary of all of the risk inherent in investing in the Partnership. The Partnership identifies and measures the potential exposure by employing quantitative and qualitative analyses.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Market Risk
The Partnership holds substantially all of its excess cash in bank deposits at highly rated banking corporations or investments in highly rated money market funds, which are included in cash and cash equivalents, restricted cash, and cash and cash equivalents held by the Partnership and the Consolidated Investment Funds. The Partnership continually monitors the risk associated with these deposits and investments. Management believes the carrying values of these assets are reasonable taking into consideration credit and market risks along with estimated collateral values, payment histories and other information.
In the normal course of business, the Partnership encounters market and credit risk concentrations. Market risk reflects changes in the value of investments due to changes in interest rates, credit spreads or other market factors.
The market price of investments may significantly fluctuate during the period of investment. Investments may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of an investment may decline due to general market conditions that are not specifically related to such investment, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry.
Global financial markets have experienced and may continue to experience significant volatility resulting from the spread of a novel coronavirus knows as COVID-19. The outbreak of COVID-19 has resulted in travel and border restrictions, quarantines, supply chain disruptions and general market uncertainty. The effects of COVID-19 have and may continue to adversely affect the global economy, the economies of certain nations and individual issuers, all of which may negatively impact the Partnership.
Inflation Risk
Inflationary factors may impact our operating results. The Partnership does not believe that inflation has had a material impact on its operations or financial position; however, high rates of inflation may adversely affect the Partnership’s ability to maintain current levels of expenses as a percentage of revenue.
Credit Risk
The Partnership is subject to credit risk to the extent any counterparty is unable to deliver cash balances, securities, or clear security transactions on the Partnership’s behalf. The Partnership clears its securities transactions through a third-party broker, which are primarily global financial institutions, pursuant to clearance agreements. Clearance agreements permit the counterparties to pledge or otherwise rehypothecate the Partnership’s securities and/or other positions, subject to certain limitations, typically based on the Partnership’s margin borrowings. The counterparty may also liquidate such securities in limited instances where collateral is not posted on a timely basis. The Partnership manages this risk by monitoring daily the financial condition and credit quality of the parties with which the Partnership conduct business, but in the event of default by any of the Partnership counterparties, the loss to the Partnership could be material.
The Partnership primarily maintains its cash with federally insured financial institutions and with a third-party prime broker. The Partnership invests a portion of its excess cash in money market funds, which are included in cash and cash equivalents. The money market funds invest primarily in government securities and other short-term, highly liquid instruments with a low risk of loss. Balances held generally exceed federal insured limits.
In March 2023, as a result of the banks demonstrating distress, the Partnership moved substantially all of its cash balances held with First Republic Bank and Signature Bank to another federally insured financial institution.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
Liquidity Risk
The Partnership has investments in Investment Funds and other partnerships for which no liquid market exists. Markets for relatively illiquid investments tend to be more volatile than markets for more liquid investments. The Partnership’s ability to liquidate their publicly traded investments are often subject to limitations, including discounts that may be required to be taken on quoted prices due to the number of shares being sold. Subordinate investments held by the Partnership may be less marketable, or in some instances illiquid, because of the absence of registration under federal securities laws, contractual restrictions on transfer, the small size of the market and the small size of the issue (relative to issues of comparable interests). As a result, the Partnership may encounter difficulty in selling its investments or may, if required to liquidate all or a portion of its portfolio during a constrained time period as a result of market conditions, partner withdrawals, or otherwise, it might realize significantly less value than the recorded values of its investments.

Interest Rate Risk
The Partnership assumes substantial interest rate risk from certain of its investments exposed to floating interest rates or longer durations. These investments are exposed typically to changes in interest rates as well as changes in the shape of the relevant yield curves.
Exchange Rate Risk
The Partnership makes investments outside of the United States. Investments outside the United States may be subject to less developed bankruptcy, corporate, partnership and other laws (which may have the effect of disregarding or otherwise circumventing the limited liability structures potentially causing the actions or liabilities of one fund or a portfolio company to adversely impact the Partnership or an unrelated fund or portfolio company). Non-U.S. investments are subject to the same risks associated with the Partnership’s U.S. investments as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risk of political and economic instability, difficulties in managing non-U.S. investments, potentially adverse tax consequences and the burden of complying with a wide variety of foreign laws.
Financing Risk
The Partnership utilizes leverage through the use of the CLO notes payable, repurchase agreements, its credit facility and other loans payable in connection with its liquidity management and in the case of Consolidated Investment Funds, its investment strategy and securitization activities. There is no guarantee that the borrowing arrangements or the ability to obtain leverage will continue to be available to the Partnership or its Consolidated Investment Funds, or if available will be available on terms and conditions acceptable to it. Further these borrowing agreements contain, among other conditions, events of default and various covenants and representations. In the event that the Partnership’s or its Consolidated Investment Funds are not refinanced or extended when they become due and/or that the Partnership is required to repay such borrowings and obligations, management anticipates that the repayment of these obligations will be provided by revenues, new debt refinancing and use of cash reserves.
Securitization Risk
The Partnership may engage in or participate in securitization transactions relating to its consolidated CLO Funds. European regulations may require certain “securitizers” to retain not less than 5% of the credit risk of the mortgage loans securitized. The Partnership’s potential securitization activities may expose the Partnership to litigation or future claims.

AG Partner Investments, L.P.
Notes to Consolidated Financial Statements
(dollars in thousands)
16.Subsequent Events
All significant events or transactions occurring after June 30, 2023 through September 28, 2023, have been evaluated in the preparation of the consolidated financial statements.

On September 25, 2023, the Partnership terminated the agreement with the Credit Facility and repaid the outstanding principal and interest.
There have been no other subsequent events that occurred during this period that would require recognition or disclosure in the consolidated financial statements as of June 30, 2023 or for the period then ended.